UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  October 26, 2016

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01. Regulation FD Disclosure.

In connection with the previously announced refinancing of the existing Term Loan B due 2021 and $300 million revolving credit facility due 2019 of its indirect subsidiary, The ServiceMaster Company, LLC, ServiceMaster Global Holdings, Inc. is disclosing certain segment financial results and operating data for the last twelve months (“LTM”) ended September 30, 2016 (unless otherwise noted), which will be provided in a presentation to potential term loan lenders in connection with the refinancing.

Terminix

•	Revenue of $1.5 billion
•	2010 to LTM 9/30/2016 CAGR of 4.8%
•	Customer-level revenue (“CLR”) of $1.8 billion
•	Adjusted EBITDA of $374 million
•	Adjusted EBITDA margin of 24.7%
•

Revenue by service type: 41% from residential pest control services, 17% from commercial pest control services, 34% from residential termite control services, 3% from commercial termite services and 5% from other

•	2.8 million customers as of September 30, 2016

American Home Shield

•	Revenue of $992 million
•	2010 to LTM 9/30/2016 CAGR of 7.4%
•	Adjusted EBITDA $201 million
•	Adjusted EBITDA margin of 20.3%
•	Revenue by channel: 66% from renewals, 20% from real estate sales and 14% from direct-to consumer
•	1.8 million residential customers as of September 30, 2016
•	3.7 million service requests

Franchise Services Group

•	Revenue of $205 million
•	CLR of $2.4 billion
•	2010 to LTM 9/30/2016 CLR CAGR of 2.0%
•	Adjusted EBITDA of $76 million
•	Adjusted EBITDA margin of 37.3%
•	Revenue by channel: 58% from royalties, 21% from janitorial national accounts, 8% from products, 7% from owned branches and 6% from other
•	200,000 homes served each month

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

October 26, 2016	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President & Chief Financial Officer